Transcontinental Realty Investors, Inc. SC TO-T

Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for

Tender of Shares of Common Stock

of

INCOME OPPORTUNITY REALTY INVESTORS, INC.

THE OFFER, PROPORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 15, 2025, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

As set forth in Section 3 of the Offer to Purchase, dated December 16, 2024 (the “Offer to Purchase” and together with the related Letter of Transmittal (the “Letter of Transmittal”), as they may be amended or supplemented from time to time, the “Offer”) this form must be used to accept the Offer if (1) certificates representing your shares of Common Stock, par value $0.01 par value per share, of Income Opportunity Realty Investors, Inc., a Nevada corporation (the “Company”), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (or the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis), or (2) time will not permit all required documents, including a completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Time.

This form, signed and properly completed, may be transmitted by facsimile or delivered by mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

by hand, express mail, courier or other expedited service	by mail:

Equiniti Trust Company, LLC 55 Challenger Road Suite #200 Ridgefield Park, New Jersey 07660 Attn: Reorganization Department	Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 525 Ridgefield Park, New Jersey 07660

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELVERY

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address, or by facsimile transmission, prior to the Expiration Time. Deliveries of this Notice of Guaranteed Delivery to the Company, the Information Agent or The Depository Trust Company (“DTC”) will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTICE OF GUARANTEED DELIVERY- Page 1

Ladies and Gentlemen:

The undersigned hereby tenders to Transcontinental Realty Investors, Inc. (“TCI”) the shares indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guarantee delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

CONDITIONAL TENDER

A tendering stockholder may condition his or her tender of shares upon TCI purchasing all or a specified minimum number of the shares tendered. Unless at least the minimum number of shares you indicate below is purchased by TCI pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are agreed to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum number of shares specified, hour tender will be deemed unconditional.

□	The minimum number of shares that must be purchased from me, if any are purchased from me, is _____ shares.

If, because of proration, the minimum number of shares designated will not be purchased, TCI may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

□	The tendered shares represent all shares held by the undersigned.

NOTICE OF GUARANTEED DELIVERY- Page 2

ALL STOCKHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY
MUST COMPLETE THE FORM BELOW AND HAVE THE GUARNATEE ON
THE FOLLOWIG PAGE COMPLETED

Certificate Nos. (if available):

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number

Signatures:

Dated:____________, 2025

If shares will be tendered by book-entry transfer, check this box □ and provide the following information:

Names of Tendering Institution:

Account Number at DTC:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

NOTICE OF GUARANTEED DELIVERY- Page 3

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 (the “Eligible Institution”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14c-4 under the Exchange Act, (2) such tender of shares complies with Rule 14c-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary’s account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within one business day (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title

Address:

Zip Code:

Area Code and Telephone Number:

Dated: ________________________, 2024

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH
YOUR LETTER OF T RANSMITTAL.

NOTICE OF GUARANTEED DELIVERY- Page 4